Exhibit 99.2

Final Transcript

Thomson StreetEventsSM

Conference Call Transcript

SFNT — Q1 2005 SafeNet Earnings Conference Call
Event Date/Time: Apr. 28. 2005 / 5:00PM ET
Event Duration: N/A

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Final Transcript

Apr. 28. 2005 / 5:00PM, SFNT — Q1 2005 SafeNet Earnings Conference Call

CORPORATE PARTICIPANTS

Greg Lampf
SafeNet — Director, IR

Tony Caputo
SafeNet — CEO

Carole Argo
SafeNet — President & COO

Ken Mueller
SafeNet — CFO

CONFERENCE CALL PARTICIPANTS

Jonathan Ruykhaver
Raymond James & Associates — Analyst

Joseph Craigen
Needham — Analyst

Michael Tieu
Southwest Securities — Analyst

Matthew Robisen
Ferris Baker Watts — Analyst

Sean Jackson
Avondale Partners — Analyst

Phil Winslow
CSFB — Analyst

Craig Nankervis
First Analysis — Analyst

PRESENTATION

Operator

Good day, ladies and gentlemen, and welcome to the first-quarter 2005 SafeNet earnings conference call. (OPERATOR INSTRUCTIONS). As a reminder, this conference is being recorded for replay purposes. I would now like to turn the presentation over to your host for today’s call, Mr. Greg Lampf, Director of Investor Relations. Sir, you may proceed.

Greg Lampf — SafeNet — Director, IR

Thank you. Good afternoon. For your convenience, we will attempt to keep this call to a maximum of one-hour today. Therefore, we have kept our formal remarks precise, and we ask that everyone limit themselves to one question.

Before we begin our call, I would like to advise you that various remarks will be made about future expectations, plans and prospects for the Company consisting of forward-looking statements for purposes of Safe Harbor provision under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated in the forward-looking statements as a result of various important factors including those discussed in the Company’s Form 10-K for the year ended December 31, 2004.

With that, I will turn the call over to Tony Caputo, our CEO.

Tony Caputo — SafeNet — CEO

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Final Transcript

Apr. 28. 2005 / 5:00PM, SFNT — Q1 2005 SafeNet Earnings Conference Call

Good afternoon, everyone. We’re very pleased that you could join us today and very pleased to be able to bring you another very strong report from SafeNet.

Q1 2005 completes the first full year of our combination with Rainbow Technologies. Clearly this combination is working as demonstrated by our fourth consecutive quarter of meeting financial expectations. Highlights of our Q1 performance include revenue up 149% versus last year, adjusted net income up 200% compared to the same period last year, and adjusted EPS up by 88%.

There are also a number of other metrics which we think are important because they speak to the underlying strength of our business.

First, looking deeper into the quarterly numbers we see indicators of solid financial performance including positive GAAP income, positive cash generation, and declining receivables and DSOs. Now that we have integrated acquisitions including Cylink, Rainbow and DataKey, we’re primarily focused on growing these lines of business in combination with core SafeNet businesses and new products which we are developing.

I would like to talk a moment about organic growth, which we see as an important barometer of the underlying strength of our business. In Q1 SafeNet businesses, which existed prior to the Rainbow acquisition, grew organically by 25%, and the combined SafeNet/Rainbow business grew organically by 15%, which is consistent with both our guidance and our expectations.

Organic growth is coming from the revenue synergies we realized when we combined existing and acquired products with new features and products. While we’re not yet to the point where all our business lines are meeting our organic growth goals, we’re very pleased with the progress we’re making in many areas and are comfortable stating that each of our businesses will meet the growth targets.

We’re also excited about the fact that the Network and Borderless Security portion of our Enterprise business is growing very rapidly. The Enterprise Network Security products are a combined system level offering comprised of core SafeNet products, others acquired from Cylink, and new products which we have recently brought to market. And the Borderless Security offering is an innovative system, which combines core SafeNet communications security with authentication technologies acquired from Rainbow and DataKey to give any legitimate user in any location secure access to network resources using risk-based rules. I’m very happy to tell you today that strong demand in these two areas drove the overall organic growth of our Network and Borderless Security businesses at a growth rate of 56% for the quarter.

This week SafeNet was named by Network World Magazine as the fastest-growing of the top 200 IT and networking companies in North America. This is a significant accomplishment for any company to achieve because, quite frankly, the competition is tough. We are thrilled that our growth exceeded other top 10 growth companies like Research in Motion and Juniper Networks.

As many of you know, growth is not new to SafeNet. Last year we were named as the third fastest company in the same survey. History shows that growing as we have through a combination of M&A and organic growth has been very difficult for many technology companies to achieve. Yet I’m pleased to say that the SafeNet management team and staff have successfully grown for several years now through careful execution of their strategy. Our intent is to continue growing rapidly over the next five years and in that process to continue growing earnings per share rapidly as we have done this quarter and historically.

And finally, I would like to highlight another very important indication of careful execution here at SafeNet. Also this week our outside auditors concluded their review of our internal controls in connection with the Sarbanes-Oxley law and found that SafeNet maintains effective internal control over financial reporting with no material weaknesses.

So in summary in Q1 SafeNet delivered strong total and organic growth with solid financial execution. At the same time, our management and staff has been able to successfully complete the Rainbow and DataKey integrations and manage the business prudently as demonstrated by our Sarbanes-Oxley conclusion.

Before I turn the call over to Carole Argo who will provide further detail on the trends in our business, I would like to cover two administrative items. First, in the first quarter David Potts, who had been leading our Embedded Security Division, left SafeNet. This move was coincident with our decision to move wireless activities into the OEM and Rights Management business units. As a result of this, we expect that our wireless business will enjoy faster growth with the support that can be provided in those business units.

Second, I would like to remind everyone that SafeNet is hosting an analyst day next Friday, May 6th at NASDAQ headquarters in New York City. At that event, we plan to focus on growth plans in classified government, Network and Borderless Security, and Rights Management. You will have an opportunity that day to meet with our leaders in each area, as well as a key business partner, and we sincerely hope that you can

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Final Transcript

Apr. 28. 2005 / 5:00PM, SFNT — Q1 2005 SafeNet Earnings Conference Call

attend. Seating at NASDAQ is limited, so if you wish to attend, please contact Greg Lampf promptly at 443-327-1532 so that we can help you through NASDAQ security prescreening process.

Now here is Carole Argo.

Carole Argo — SafeNet — President & COO

Thank you, Tony. In response to investor requests to break out various areas of our business, we will now today be discussing the business based on how we view it entirely.

We have the Enterprise Security Division where we break out the classified government products and the Network and Borderless Security products. For the Embedded Division, we have the Rights Management and the OEM businesses. I will discuss with you trends in each area, and then Ken will provide revenue breakdowns for each one of the areas.

Overall our quarterly results reflect that worldwide demand for SafeNet products and solutions is good, and we can point to significant growth in many product areas and geographies. First, let me review the components of our Embedded Division.

In our OEM business, the business was flat quarter-over-quarter. The division had nice growth in chip sales and royalties related to design wins at key customers. However, this improvement was offset by a decline in our VPN client software licenses.

We expect the OEM division to have modest growth in 2005 with positive trends related to chip and royalties sales. We started in the first quarter released a new and exciting chip and software toolkit products and expect that there will be a series of new products introduced throughout the year. And these new product introductions will have a positive impact on the business during the second half of 2005.

In our Rights Management business, we saw solid growth in the EMEA and APAC regions. We did not experience the growth in the Americas that we expected, and we view this as a Company-specific execution issue that we are in the process of correcting. We have traditionally focused on the high-end ISV market. What that means is our companies sell to high-value software.

In the ISV market segment, we have been focused on growing our customer base. During the quarter, we experienced worldwide one of our highest number of new customer wins, approximately 200 new customers, and this is a great indicator of growth going forward.

We continue to win competitive accounts because of the superiority of the UltraPro product in terms of usability and security versus our competitors. We had significant wins during the quarter against our competition, and this included a Middle Eastern educational training and software company, a leading German manufacturer of construction equipment, and a Brazilian one of the top accounts for one of our competitors. They use both our software and hardware Rights Management products.

We finally have a competitive advantage for many reasons, but also because of our ability support both the USB and slim parallel port keys.

Also, in Rights Management, we are expanding into new markets for 2005, and we’re moving to secure software in the mass markets. The ability to offer license management is key for companies to manage their licenses through a software-based license protection product.

You should expect to see in the near future additional product offerings that make our market position even more competitive. We successfully launched during the quarter a new license management pricing model which provides for recurring revenue either in the form of annual fees or royalties, and we signed our first large customer during the quarter. We made strong inroads with license management in EMEA, and for the first time in Australia, we saw three new customer wins under this LM, our new LM products.

We also had significant LM wins with Northrop Grumman for a four-year program called Autobahn covering five government agencies. And with our acquisition of DMDSecure, we’re now extending into additional markets, and this is the electronic content protection market.

Then moving to our Enterprise business, in the classified government our business was relatively flat quarter-over-quarter, and we expect that this business will have much of its gain in the second half of the year with the release of the new Crypto Mod products in the third quarter. We see this business in a transition phase, moving from our current products to the new Crypto Mod products. We’re happy to see that even though there is a transition taking place, our current products are holding even. This business booked several new orders, including an additional 8 million development contract under the Crypto Modernization program, and our efforts under this program remain on track.

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Final Transcript

Apr. 28. 2005 / 5:00PM, SFNT — Q1 2005 SafeNet Earnings Conference Call

We continue to expect that production orders for and the shipments of our first Crypto Mod product will begin in the second half of this year, leading to increased revenue at that time and importantly to high growth rates in 2006 and beyond.

We have demonstrated our new products to our customers, and we have seen terrific response. We continue to believe that our new Crypto Mod replacement products will be in a strong position to upgrade our large installed base and increase our market share going forward.

Now moving onto the Enterprise Network and Borderless Security products. Our networking products include all of our WAN and IPSec communication solutions, and our Borderless offering, which were recently launched, is really the integration of encryption and authentication and includes products such as our authentication products, that is iKey and SmartCards, our Luna PKI module, SSL VPN appliance and other items such as our password management software, our Single Sign-On and our CMS server.

As Tony stated, we had terrific performance quarter-over-quarter in this area. Growth exceeding over 55%. This growth is fueled by strong sales in every one of those product categories. We expect this trend to continue throughout the year. Our high-speed products continue to show strong traction, and we expect this to be a major growth area for SafeNet in 2005.

We’re seeing large wins in the U.S. and EMEA. The Middle East has also been strong. It is a new area for us this quarter with the major carriers selecting SafeNet to secure their transmission in Egypt.

I would also like to point out that we are extending test dates at traditional markets and — excuse me, our traditional market focus and selling into new verticals. We have seen strong adoption in the pharmaceutical markets where many of the top companies have selected SafeNet solutions to protect their network. We also believe that data security will be even more important to large enterprises in general as adequate controls on data will be a necessity for companies to remain compliant with various regulations.

Now let me give you a flavor of why we are seeing success, and the best way to do this is to highlight a few of our customer wins. First, the Department of Treasury’s Financial Management Services ordered 9000 iKey in support of a variety of applications. The SMS — this is the arm of the government that basically collects all of our revenue. That is all the government’s revenue and pays all the government bills. What this means is many many transactions, big dollars. Their selection of SafeNet’s iKey was the result of a cost analysis of supporting a user environment across multiple agencies. The SMS information security team found the mobility, cost savings and implementation associated with USB port token would result in greater savings and providing readers and middleware for our users accessing applications.

In our traditional Enterprise business, we can report two large banking transactions during the quarter. The first is the Federal Reserve Bank who in transitioning from paper-based reporting to online reporting we used authentication and digital signing with our iKey product.

The second institution whom we cannot yet name, but I’m very confident we will be able to name next quarter will ultimately become the single largest user of progress security modules in the world.

With that, that highlights our trends for our different product areas, and now I would like to turn it over to Ken to review the financials in more detail.

Ken Mueller — SafeNet — CFO

Okay. Thanks, Carole. We’re very pleased with the financial metrics for this quarter. Our consistent focus on execution and integration resulted in the team delivering financial results within guidance for both revenue and EPS.

In addition, our internal controls were certified by SafeNet and our external auditors. We spent over 20,000 hours both internally and externally to reach this milestone of being Sarbanes-Oxley compliant. Although internal controls will continue to be a focus, management time spent on the initial implementation of SOX can now be refocused on operations and continuing to grow the business.

Let’s start off with revenue. Revenue for the first quarter increased 149% to 59.8 million. This was within the previous guidance range of 57 to 61 million. On a pro forma basis, because Rainbow closed March 15, when you look at the fourth quarter our revenue grew 15% on a pro forma basis.

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Final Transcript

Apr. 28. 2005 / 5:00PM, SFNT — Q1 2005 SafeNet Earnings Conference Call

As Carole mentioned, we committed to break down the business so that you can get more color into each one of our components of the two divisions. I will now discuss how each part of the business performed. Of course, the performance will vary from quarter-over-quarter, and therefore, the annual trend will be our key metric for performance.

In the Enterprise business, the Enterprise business grew 151% over Q1 of the prior year. On a pro forma basis, the Enterprise business grew 18.7%. The major components of this division are the classified government. In that group, revenue was approximately 24 million, which was a 2% decline over the same period last year. In the Network and Borderless Security group, revenue is approximately 21 million, and we grew 56% over Q1 of last year.

Turning to the Embedded business. In the Embedded business, we grew 142% over Q1 of last year. On a pro forma basis, we grew approximately 4%. The major components of this division are Rights Management, and in that group, we did 11 million of revenue which grew 4.3% over last year. In the OEM business, which includes wireless, our revenue is approximately 4 million, a growth of 3% over last year.

So that is the way we will continue to break down the businesses to give you a better flavor for how they are performing, and then each quarter Carole will talk about those components of how they are doing, and then we will go through the numbers. As I mentioned, they will vary as everything does from quarter to quarter. So while we want to focus on some of the good and bad news, it is really the full year that matters on these businesses.

A couple of additional breakouts that we usually give, approximately 50% of our overall business was U.S. federal government, and geographically revenue consisted of 73% U.S. and 27% international.

Now let’s turn to earnings. Our earnings for Q1 were $0.32 per diluted share, which is an 88% increase over Q1 of ’04. This was within our guidance of $0.30 to $0.34.

From a gross margin perspective, our gross margins ended up at 58.3% for Q1. This is slightly above the 57.3% we had in Q4, primarily due to product mix. Our government business represented 50% in Q1 ’05 versus 60% in Q4, and therefore, the margins associated with the major components of this business are typically in the 23 to 26% range, which are in the classified area. So as the mix of nonclassified government business increases, our margins increase, and that is what I mean by as the mix shifts our margins will increase.

So when we look at the full year, for ’04 we ended up at 56.5% for the year. We believe that our annual adjusted gross margins for ’05 will be in the range of around 58, 59%.

Now turning to OpEx. Our operating expense for Q1, excluding adjustments related to acquisitions, were 22.9 million or approximately 38% of revenue. The split is 13.6% for R&D, 16% for sales, 8.7% for G&A.

On a comparison basis to Q1 of last year, that would have been 42% of revenue versus the 38% we ended up in Q1. So again, a lot of that is attributed to us trying to get the expense out as we do acquisitions over time, and that again percent will go down over the year as our revenue increases over the year because our expenses are relatively flat.

From a headcount perspective, we ended the first quarter with 820 employees. We added 37 people in the quarter, mostly in sales and also our India development support center. We believe that the full year at the end of ’05 will end up at about 850 people.

Turning to integration costs. Our integration costs for Q1 ended up at 3.3 million. This was within our guidance of 2 to 4 million. The majority of that cost is employee and related. Also, we mentioned that going forward those costs will continue to go down dramatically in Q2. They should be no more than 6 or 700,000, and then in Q3 and Q4, no more than maybe 1 or 200,000. Then, some of those are just associated with mostly some people that were on the executive staff at Rainbow who had certain executive packages to pay out over time, and then we have some Irvine facility costs. But for the most part, all the charges are gone in Q1 as we highlighted in the last call.

Turning to cash and short-term investments, we generated 8.2 million of adjusted operating cash flow in Q1. We used 3.3 million for integration that I just mentioned, and therefore, we ended up at about 4.9 million net. We closed the quarter with 173.1 million in cash.

From a DSO perspective, DSOs were 74 days, down from 80 days in Q4. We made progress and will continue to do more progress in Q2. Our DSO target at the end of Q2 and midyear is closer to the 60-day range. We think we are certainly making a lot of progress to get there, and we have a lot of focus on that over the next few months.

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Final Transcript

Apr. 28. 2005 / 5:00PM, SFNT — Q1 2005 SafeNet Earnings Conference Call

So before I turn to some forward-looking items, I would like to just remind everyone that as I talk about guidance for the second quarter of ’05 I want to reiterate that these statements are based on current expectations of the combined company. Our earnings guidance and adjustment does not include certain acquisition costs. These statement are forward-looking, and actual results may differ materially. Description of the adjustments and guidance on a GAAP basis are available on our press release that I mentioned earlier.

So for the second quarter, our guidance is between 60 and 64 million of revenue, and our EPS guidance is between $0.32 and $0.36. The guidance for the full year remains the same which is 255 to 275, and our adjusted EPS is 1.55 to 1.65, again unchanged.

That pretty much highlights all of the key numbers and metrics. And at this time, I would like to turn it back to Tony for some concluding remarks.

Tony Caputo — SafeNet — CEO

Thank you. I think we would like to ask the operator to rejoin us so that we can answer any questions that you may have.

QUESTION AND ANSWER

Operator

(OPERATOR INSTRUCTIONS). Jonathan Ruykhaver, Raymond James & Associates.

Jonathan Ruykhaver — Raymond James & Associates — Analyst

Hi, Tony, Carole and Ken. Thanks for the detailed disclosure on the revenue segment. The guidance that seems to apply to EPS is even more heavily weighted to the back half of the year, at least in terms of the way I was looking at it.

I’m just curious, is this just reflective of typical seasonal sales strength in the second half that drives our operating leverage, or is it something in the sales mix maybe as OEM and other high margin revenues ramp?

Ken Mueller — SafeNet — CFO

No. This is a typical result of typical revenue seasonality that we have experienced for a number of years. You may remember that our guidance was to expect 55% of our revenue to come in the second half of the year, and in our last conference call, we talked about the fact that expenses would be relatively flat for each of the four quarters throughout the year. Q2 is usually the weakest government quarter and hence the seasonality.

Jonathan Ruykhaver — Raymond James & Associates — Analyst

Okay. And the 58% gross margin we saw in the quarter, obviously that reflects the lower percentage of high security revenues or top-level government revenues. Should we assume that that number stays pretty much where it is in the June quarter, but then starts to come down towards 55, 56% in the second half of the year?

Tony Caputo — SafeNet — CEO

No, I think overall we look at the ramp of staying closer to around 58% for the entire year. Because again, it is really an increase in our commercial business that is really picking up. So, again, it is a mix issue, and as the mix of the government business go down and as the commercial business is growing really really strong as we mentioned, the gross margin should be higher. So the 58% we believe is where we will end up on average for the year.

Jonathan Ruykhaver — Raymond James & Associates — Analyst

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Final Transcript

Apr. 28. 2005 / 5:00PM, SFNT — Q1 2005 SafeNet Earnings Conference Call

Okay. Good.

Ken Mueller — SafeNet — CFO

I’m sorry, I just want to clarify. I think I might have made a mistake here. I think I might have said 255 and 265 was our full-year guidance. I apologize. It is 1.55 to 1.65. So I don’t know which I said, but somebody pointed out I might have increased it by a dollar, which I probably should not do.

Jonathan Ruykhaver — Raymond James & Associates — Analyst

No, I understand that. That would be pretty impressive. Tony, you have commented on the opportunity to leverage DRM as part of the handset solution to manage DRM requirements for media-type playback. It looks like the Philips deal is aimed at the opportunity. Can you elaborate more on that deal? Was there any license revenues from Philips in the quarter, and how meaningful could this relationship be over time?

Tony Caputo — SafeNet — CEO

We think this relationship is very important. It is something that we are going to talk quite a bit about next week at the analyst day. But, Carole, maybe you just want to comment also?

Carole Argo — SafeNet — President & COO

You know, there wasn’t any Philips revenue recognized during the first quarter. We expect that revenue should really start in our second quarter, and expect to hear a lot more related to this topic next Friday.

Jonathan Ruykhaver — Raymond James & Associates — Analyst

So those revenues in the second quarter reflect the fact that you will have an OEM product that is shipping?

Carole Argo — SafeNet — President & COO

It will reflect that there is an initial license from Philips, but the product from Philips that we will be jointly selling together will be a product that will be launched later on, and you will hear that next week.

Tony Caputo — SafeNet — CEO

Let me go a little further on the significance of Philips and talk a bit about our DRM strategy perhaps for those who will not be able to attend the analyst call.

The Philips relationship and our recently announced acquisition of a small company in Amsterdam, DMDSecure, are complementary to each other. We see a very big move in our industry to download entertainment content, be it audio, video or games electronically.

In order for DRM to work in that environment, there need to be two things. There needs to be DRM software on the handset, and that is what our relationship with Philips is focused on. And then there also needs to be DRM server software at the download initiating point which will typically be the carriers, and that is what DMDSecure brings. So these two pieces together will be the core of our product strategy launching in Q2 this year.

Jonathan Ruykhaver — Raymond James & Associates — Analyst

Okay, great. That is it for me.

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Final Transcript

Apr. 28. 2005 / 5:00PM, SFNT — Q1 2005 SafeNet Earnings Conference Call

Operator

Joseph Craigen, Needham.

Joseph Craigen — Needham — Analyst

If I could just get some verification on two lines in particular that spiked up in the quarter, the license and royalty line and also G&A. Both of those were up both sequentially and year-over-year. I apologize if you covered it in your remarks. There were a lot of numbers there. But if you could just talk about what went into those increases and what we can expect going forward on those two line items?

Ken Mueller — SafeNet — CFO

Yes, the license and royalties were up. Some of that certainly has been royalties in general, but a big piece of that were TI royalties, which were up over 60%.

The other general — you know it is over a small number, but it is really starting to ramp up, which is good, and we have always talked about this in previous times. It is certainly still not at the level we wanted to be at, but that certainly is a good reason why it was going up a lot.

On the license side that we just had various licenses that came in, it was not anyone big one in particular. It was probably, you know, 15 different ones. So from that aspect, I would say that it is probably not going to ramp up at that level going forward. But I would say it should be a pretty healthy double-digit increase for the year if things go right.

Joseph Craigen — Needham — Analyst

So, at least maintaining this level from here?

Ken Mueller — SafeNet — CFO

Yes.

Joseph Craigen — Needham — Analyst

And did you say 60% TI growth? Is that sequentially or year-over-year?

Ken Mueller — SafeNet — CFO

That was in Q4.

Joseph Craigen — Needham — Analyst

And as far as G&A?

Ken Mueller — SafeNet — CFO

Well, as far as G&A goes, we just had some various items in there from mostly Sarbanes-Oxley and some other costs we were ramping up at the end and legal. You know, we believe that that will probably actually come down a little bit in the future. But there is not anyone big item that was ramping up on it. I think for now if you look at the total cost and the total ramp, it is probably pretty close to ramping the same way for the year.

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Final Transcript

Apr. 28. 2005 / 5:00PM, SFNT — Q1 2005 SafeNet Earnings Conference Call

Joseph Craigen — Needham — Analyst

Okay. Coming down you were referring to Sarbox, not the line overall?

Ken Mueller — SafeNet — CFO

Right.

Operator

Michael Tieu, Southwest Securities.

Michael Tieu — Southwest Securities — Analyst

Just following up on the operating expenses, I also noticed a spike in the R&D line. Perhaps you can give us some color on that?

Ken Mueller — SafeNet — CFO

The R&D line was just some hiring as I mentioned that went on that was planned mostly in India and some other support areas.

Michael Tieu — Southwest Securities — Analyst

Okay. So that should continue at that level and maybe a little bit more going forward?

Ken Mueller — SafeNet — CFO

A little bit more. As I mentioned on the headcount, we don’t look at a ton of people over the years. So the rest will ramp easily through the rest of the year. There should not be any one big spike.

Michael Tieu — Southwest Securities — Analyst

Okay. And then, Tony, you mentioned that SafeNet organic growth was 25% year-over-year. And as I recall for Q1 ’04, SafeNet on a standalone was roughly 13 million, is that correct?

Tony Caputo — SafeNet — CEO

I don’t remember that number. Sorry, Michael. I don’t remember that number.

Michael Tieu — Southwest Securities — Analyst

Okay.

Tony Caputo — SafeNet — CEO

And I don’t have it in front of me.

Michael Tieu — Southwest Securities — Analyst

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Final Transcript

Apr. 28. 2005 / 5:00PM, SFNT — Q1 2005 SafeNet Earnings Conference Call

Okay. And then on the digital Rights Management, one of your competitors is growing that at roughly double-digit year-over-year. You are growing at 4% year-over-year.

Can you talk a little bit about the competitive environment there? I mean you did mention that you had some competitive wins. On the other hand, North America seems to be weaker this quarter. Maybe just some color on that would be very helpful. Thank you.

Tony Caputo — SafeNet — CEO

Sure. You are correct. Our North American performance in Q1 was not up to par. The performance outside the U.S. in both APAC and Europe was strong double-digit, and as Carole commented, in the U.S. we had some Company-specific performance issues which we are addressing.

Despite those issues, the competitive positioning has been very strong as witnessed by 200 new customers in the business unit and a number of competitive wins. I think in a quarter or two the U.S. situation will be resolved, and we will be back to growing very strongly there.

Carole, perhaps you want to comment further?

Carole Argo — SafeNet — President & COO

Yes, and you also have to remember that in the business this is a design win with new customers. So it does take one or two quarters for you to be able to when you win the business before your customer starts designing that product in and shipping their own product. So there is generally a one to two quarter. So most of these issues that we saw we recognized earlier on, and we are starting to really see the new customer wins. So I really expect that we will see improvements in our business shortly.

Michael Tieu — Southwest Securities — Analyst

Okay. And then last question on deferred revenue, I also noticed there was a sequential decline. But I think last quarter you mentioned that you may perhaps pursue more of the subscription model in the digital Rights Management. So maybe some color on that as well.

Ken Mueller — SafeNet — CFO

Yes, we really have not done much with that business yet. Again, up until now, most of the deferred revenue is maintenance, and that is the majority of it. It really did not change that much significantly, so I don’t think there’s really much happening there.

Our plan is over time to do more in the DRM space. We signed that one deal, but we have not gotten to the point where we’re doing much there yet.

Operator

Matthew Robisen (ph), Ferris Baker Watts.

Matthew Robisen — Ferris Baker Watts — Analyst

My question has been answered.

Operator

Sean Jackson, Avondale Partners.

Sean Jackson — Avondale Partners — Analyst

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Final Transcript

Apr. 28. 2005 / 5:00PM, SFNT — Q1 2005 SafeNet Earnings Conference Call

You mentioned in the press release some certifications within the Crypto Mod program. Now does this kind of lead into actually getting orders? Is this what you’re waiting for, is there another certification that you need to get orders?

Carole Argo — SafeNet — President & COO

Yes, this is another certification. There is another certification that we would need. What we talked about — the certification we talked about was the CMMI rating which is Level 3, which is really what is needed to be able to get some of the major high-end large program development dollars.

The one thing I do say is that the Company as we did it we got it on our first shot, which is really commendable, and it does allow us to — open us up to winning a lot larger program awards. But what you’re talking about is the certification that we get from the NSA for the products for Crypto Mod.

Sean Jackson — Avondale Partners — Analyst

And is that still expected to be third quarter? I mean what is the timeframe on that one?

Carole Argo — SafeNet — President & COO

We expect to have products that are — I don’t know if they will be officially certified, but they will be certified endorsed in the third quarter is our — (multiple speakers)

Tony Caputo — SafeNet — CEO

There is an early certification program, and that is the program we are using. The net effect of it is we expect to have certifications necessary to ship in Q3.

Sean Jackson — Avondale Partners — Analyst

Okay. So kind of walk me through the timeline. Once the product gets NSA certified, how long do you anticipate between that point and when you actually start getting orders for the product?

Carole Argo — SafeNet — President & COO

You can get orders now under pre-certification. So once the product is available and ready and it is operational, you can get orders and you can ship pre-certified units.

Sean Jackson — Avondale Partners — Analyst

Okay. Has there been any of those yet?

Tony Caputo — SafeNet — CEO

No significant quantities yet. The milestone that we think is important and against which we are measuring ourselves and we would like to suggest that you measure us also is booking significant quantities of orders in Q3. And by significant quantities, I’m talking multi-million dollars of orders in Q3.

Sean Jackson — Avondale Partners — Analyst

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Final Transcript

Apr. 28. 2005 / 5:00PM, SFNT — Q1 2005 SafeNet Earnings Conference Call

All right. Also, with regard to the SONET deal you announced last September, how much revenue did you recognize from that in the quarter?

Carole Argo — SafeNet — President & COO

We recognized zero of that deal during the quarter.

Sean Jackson — Avondale Partners — Analyst

Okay. Was that expected, or were you expecting something else?

Carole Argo — SafeNet — President & COO

No. We will expect that we shipped some of that in the fourth quarter, and we expect to ship some of that in next quarter and the quarter after that. But we expect we did not — because what happens is the product that we shipped in the fourth quarter, they are rolling out into their difference sites. So once they have rolled out and installed it at the sites, then they will be up at the next phase. So yes, that was expected.

Sean Jackson — Avondale Partners — Analyst

Okay. So the total opportunity it was tens of millions. Can you just remind us what you said there?

Tony Caputo — SafeNet — CEO

Well, we said originally was that the initial order was in excess of 10 million, and our estimate was that that probably represented about one-third of the total opportunity.

Sean Jackson — Avondale Partners — Analyst

Okay. I appreciate it. Thanks.

Tony Caputo — SafeNet — CEO

You are welcome. I just want to add one more thing to that statement about that order. We suggested that that total opportunity would be realized over a two to three-year period.

Operator

(OPERATOR INSTRUCTIONS). Phil Winslow, CSFB.

Phil Winslow — CSFB — Analyst

Good quarter. Tony, I was wondering if you could spend some more time just on the government vertical. Just obviously we’re in a slow spending period right now. But as we look towards Q3 and then also for fiscal ’06, I mean what is your sort of outlook for the pipeline there in the secured business?

Tony Caputo — SafeNet — CEO

I think the spending environment in the areas in which we operate is quite good. We are fortunate that the largest portion of our business comes from agencies of the government which have a national security focus. And because of the overall geopolitical environment, those agencies are where spending is taking place.

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Final Transcript

Apr. 28. 2005 / 5:00PM, SFNT — Q1 2005 SafeNet Earnings Conference Call

Phil Winslow — CSFB — Analyst

And then also just on the token side of your business there, you mentioned some big wins during the quarter, have you seen any changes in the competitive environment there both from an Enterprise perspective but also the government vertical?

Tony Caputo — SafeNet — CEO

If you’re referring to did we see new competitors in this space? No. And in terms of the market itself, we see very good market, lots of interest in products, and we are fortunate that we have the Next Generation technology in USB token, so we’re doing quite well as Carole highlighted with big wins at both the Department of Treasury and the Federal Reserve.

In regard to the first question that you asked, at the analyst meeting next week, we’re going to go quite a bit deeper into the various government programs and opportunities within the programs. We will spend a lot of time on the classified side because we feel that this area is new for investors, and we are likely to be able to provide some helpful guidance in that area.

Operator

Craig Nankervis, First Analysis.

Craig Nankervis — First Analysis — Analyst

Nice quarter, guys. Back to operating expenses, the sales and marketing line, first of all, how many sales heads did you hire in the quarter?

Tony Caputo — SafeNet — CEO

I’m not sure I know the number.

Ken Mueller — SafeNet — CFO

We said it was you know like 35 or 7 in total, I would say maybe half.

Craig Nankervis — First Analysis — Analyst

Okay, so close to 20 heads. And what happens to — I guess I’m a little surprised why that line did not go up more than it did. Do we expect somewhat of a meaningful increase in Q2 based on these hires?

Ken Mueller — SafeNet — CFO

Yes, I mean a lot of it is timing of when they were hired.

Tony Caputo — SafeNet — CEO

Okay. Basically the hiring that will take place the rest of this year is primarily in the sales area, and then we will expand our development activities in India. There will be some others in certain areas, but in terms of the primary focus, it will be those two areas.

Craig Nankervis — First Analysis — Analyst

And, Tony, are you still planning to add roughly 40 sales heads for the year and you are close to being halfway there? Is that right?

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Final Transcript

Apr. 28. 2005 / 5:00PM, SFNT — Q1 2005 SafeNet Earnings Conference Call

Tony Caputo — SafeNet — CEO

Yes. I think the number that we had been talking about was a little less than 35, but very close to what you are talking about now. And yes, we are about halfway there.

Craig Nankervis — First Analysis — Analyst

Okay, good enough. And on the SONET side, you know this was a hot topic three months ago on the conference call. We talked a little bit about it here. Can you talk more broadly about the pipeline of activity you’re seeing there?

Tony Caputo — SafeNet — CEO

The pipeline is I was going to say terrific, but I should be a little careful I guess and say very good. We have launched a broad marketing campaign focusing on our capabilities in high-speed network security which includes SONET and includes our gigabit IP encryptor and includes our high-speed ATM encryptors.

The reaction has been terrific, and it is coming from a broad array of prospects, not just the government vertical by any means at all. In fact, it is across the Fortune 1000. Again, this will be one of the areas that we will focus on in much greater detail next Friday.

Craig Nankervis — First Analysis — Analyst

Okay. And is it fair — would be — let’s just do this — would we be seeing SONET revenue in Q2 aside from the contract you’re already have in hand that started a quarter or two ago?

Tony Caputo — SafeNet — CEO

Yes, I’m sure you will. In fact, there was SONET revenue in Q1 aside from that contract. That first government contract that we talked about just happened to be first and big, but we’re booking orders on a pretty consistent basis right now.

Craig Nankervis — First Analysis — Analyst

Okay. I look forward to hearing more about this.

Operator

(OPERATOR INSTRUCTIONS). Joseph Craigen, Needham.

Joseph Craigen — Needham — Analyst

Tony and Carole, if you would, kind of an open-ended question for you. Just a follow-up on the line of questioning around sales. If you could, just kind of review for us when you talked last quarter about some of the changes in the sales organization, just review what those changes were, when they were made, where, things like that, and what impact that had in Q1 here?

Carole Argo — SafeNet — President & COO

Yes, it starred with — as you know, that we are brought on in the first quarter a Head of Worldwide Sales, Steve Lesem, and we moved our sales organization, which was business unit focused, and we created a worldwide sales organization.

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Final Transcript

Apr. 28. 2005 / 5:00PM, SFNT — Q1 2005 SafeNet Earnings Conference Call

You look at the sales organization as it is created now, and we have leaders in geographic areas, and we still have focus verticals that we look at. So, for example, a government organization. In total, we have roughly 175 salespeople worldwide, and we are looking to grow that number and add, as Tony talked about, by another 30 some-odd individuals.

Also this is another — Steve will be at the NASDAQ conference next week also and will be able to outline for you what he sees in the sales organization and his strategies on a go-forward basis after his first quarter. He is moving very very quickly. We’re doing a lot of things, very positive because, as you know, he has got to be able to keep the paying customers happy and keep the sales organization stabilized. But we’re making a lot of positive changes in the organization.

We also created — I do want to just mention one benefit — we have created in the first quarter we have put in and it is going very strongly in a short period of time, a new inside sales organization. That inside sales organization is trained up, and with all these marketing dollars you’re seeing that we are spending, they are all resulting in great qualified leads, and we have an inside sales team, which is really the first time the sales (inaudible) an inside sales organization that is qualifying those leads and getting those out to the sales force and this is new. Again, Steve will talk about a lot of sales initiative that we have going on for 2005.

Joseph Craigen — Needham — Analyst

And when were these changes made in Q1?

Carole Argo — SafeNet — President & COO

Inside sales team was on board in February. So it really started midpoint February is when we had our inside sales organization up and running.

Joseph Craigen — Needham — Analyst

And as far as the structural change from a business unit focus to more of a global regional vertical focus?

Carole Argo — SafeNet — President & COO

It started at the end of last year.

Joseph Craigen — Needham — Analyst

Okay. And you think — was that done worldwide as well or just in North America?

Carole Argo — SafeNet — President & COO

Worldwide.

Joseph Craigen — Needham — Analyst

Okay. And do you think that played much of a role in what happened in North America in Q1?

Carole Argo — SafeNet — President & COO

No.

Joseph Craigen — Needham — Analyst

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Final Transcript

Apr. 28. 2005 / 5:00PM, SFNT — Q1 2005 SafeNet Earnings Conference Call

Okay, thank you.

Carole Argo — SafeNet — President & COO

Because in North America, the rest of our business — the Rights Management business for us is an area that we saw that we needed focus, and frankly that focus started in the fourth quarter of last year. But in the North America, all of our other areas of business did extremely well.

Joseph Craigen — Needham — Analyst

Okay, thank you.

Operator

Ladies and gentlemen, with no further questions, this will conclude the question-and-answer portion of your call. I would like to turn the call over to Mr. Tony Caputo for closing remarks.

Tony Caputo — SafeNet — CEO

Thank you. Ladies and gentlemen, we appreciate your attendance at our meeting today and interest in our Company, and we hope that many of you will be able to be in New York next week so that we can meet face-to-face. Have a good evening. Thank you.

Operator

Ladies and gentlemen, we thank you for your participation in today’s conference. This concludes the presentation, and you may now disconnect. Good day.

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